UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: May 18, 2011

X-RITE, INCORPORATED

(Exact name of registrant as
specified in its charter)

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

4300 44th Street S.E. Grand Rapids, Michigan		49512
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code:
(616) 803-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Item 5.07(d).

As previously reported, consistent with the Board of Directors’ recommendation at X-Rite, Incorporated’s (the “Company”) 2011 Annual Meeting held on May 18, 2011, shareholders approved on an advisory, non-binding, basis the two(2) -year option with respect to the frequency of future shareholder advisory approval of executive compensation (“Say-on-Pay”).

The Board of Directors has determined that the Company will be following the shareholder advisory vote on the frequency of Say-on-Pay votes and will provide the shareholders with a Say-on-Pay vote on a biennial (every two (2) years) basis until the next required advisory vote on the frequency of future Say-on-Pay votes.  Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to provide shareholders at least once every six calendar years the opportunity to cast an advisory vote on the frequency of Say-on-Pay votes.

The Company is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on May 20, 2011, for the sole purpose of disclosing the Board of Directors’ decision regarding the frequency of Say-on-Pay votes as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

Dated: September 14, 2011	X-RITE, INCORPORATED

	By:	/s/ Rajesh K. Shah
Rajesh K. Shah
Chief Financial Officer